Exhibit 99.1

NEWS RELEASE

DuPont Exchange Offer to Expire January 29, 2021

Announces Preliminary Fourth Quarter and Full Year 2020 Total Company and N&B Segment Results

WILMINGTON, Del. Jan. 26, 2021 – On December 31, 2020, DuPont (NYSE:DD) commenced its exchange offer (the “Exchange Offer”)1 whereby DuPont stockholders can elect to tender shares of DuPont common stock in exchange for shares of Nutrition & Biosciences, Inc. (“N&B”) common stock. Any shares of N&B common stock remaining as a result of the participation level in the Exchange Offer, will be distributed to DuPont stockholders in a cleanup spin off. These transactions2 are part of DuPont’s previously announced Reverse Morris Trust transaction where it is combining its Nutrition & Biosciences business with International Flavors & Fragrances (NYSE: IFF) (“IFF”).

Today, in connection with the Exchange Offer, the Company announced preliminary total company and Nutrition & Biosciences segment results for fourth quarter and full year 2020.

Fourth Quarter and Full Year 2020 Preliminary Results

DuPont fourth quarter 2020 GAAP EPS from continuing operations is expected to be in the range of $0.35 to $0.37 and adjusted EPS3 is expected to be in the range of $0.93 to $0.95 on net sales of approximately $5.25 billion. DuPont fourth quarter 2020 GAAP income from continuing operations is expected to be in the range of approximately $260 million to $280 million and operating EBITDA3 is expected to be in the range of $1.27 billion to $1.29 billion.

DuPont full year 2020 GAAP EPS from continuing operations is expected to be in the range of $(3.97) to $(3.95) and adjusted EPS3 is expected to be in the range of $3.34 to $3.36 on net sales of approximately $20.40 billion. DuPont full year 2020 GAAP loss from continuing operations is expected to be in the range of approximately $(2.89) billion to $(2.87) billion and operating EBITDA3 is expected to be in a range of $5.03 billion to $5.05 billion.

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Nutrition & Biosciences operating EBITDA for the fourth quarter 2020 is expected to be approximately $340 million on net sales of approximately $1.50 billion and full year 2020 operating EBITDA is expected to be approximately $1.52 billion on net sales of approximately $6.06 billion.

DuPont’s financial closing procedures for the quarter and year ended December 31, 2020 are not yet complete. As a result, it is possible that the Company’s actual results may differ from these estimates due to the completion of financial closing procedures and/or any developments that may arise between now and the time the financial results for the fourth quarter and year-end 2020 are finalized.

(1)	Subject to the terms and conditions of the Exchange Offer.
(2)	Closing of transaction with IFF is subject to customary closing conditions.
(3)

Adjusted EPS and Operating EBITDA are non-GAAP measures. See page 4 for further discussion. Reconciliation to the most directly comparable GAAP measure, including details of significant items begins on page 2 of this communication.

Reconciliation of Non-GAAP Measures

	Three Months Ended			Twelve Months Ended
Reconciliation of Earnings (loss) per common share from continuing operations - diluted to Adjusted earnings per common share from continuing operations (Unaudited)	December 31, 2020 (Preliminary)			December 31, 2020 (Preliminary)
Earnings (loss) per common share from continuing operations - diluted (GAAP)	$0.35	—	$0.37	$(3.97)	—	$(3.95)
Less: Significant items charge [1]	(0.09)			(5.35)
Less: Merger-related amortization of intangibles	(0.50)			(1.99)
Less: Non-operating pension / OPEB benefit	0.01			0.03

Adjusted earnings per share from continuing operations - diluted (Non-GAAP)	$0.93	—	$0.95	$3.34	—	$3.36

Reconciliation of Income (loss) from continuing operations, net of tax to Operating EBITDA In Millions (Unaudited)	Three Months Ended December 31, 2020 (Preliminary)			Twelve Months Ended December 31, 2020 (Preliminary)
Income (loss) from continuing operations, net of tax (GAAP)	$268	—	$282	$(2,885)	—	$(2,871)
+ Benefit from income taxes on continuing operations	(128)	—	(122)	(28)	—	(22)

Income (loss) from continuing operations before income taxes	140	—	160	(2,913)	—	(2,893)

+ Depreciation and amortization		768		3,094
- Interest income		3			10
+ Interest expense		155			674
- Non-operating pension/OPEB benefit		8			32
- Foreign exchange losses, net		(15)			(56)
- Significant items charge [1]		(203)			(4,157)

Operating EBITDA (Non-GAAP)	$1,270	—	$1,290	$5,026	—	$5,046

[1] Significant items for the three and twelve months ended December 31, 2020 on a pre-tax and earnings (loss) per common share from continuing operations - diluted (EPS) basis consist of the following:	Three Months Ended December 31, 2020 (Preliminary)			Twelve Months Ended December 31, 2020 (Preliminary)
	Pre-tax		EPS	Pre-tax		EPS
Integration and separation costs	$(125)		$(0.16)	$(594)		$(0.65)
Restructuring and asset related charges - net	(42)		(0.04)	(188)		(0.20)
Goodwill impairment charges	—		—	(3,214)		(4.37)
Asset impairment charges	—		—	(661)		(0.68)
Gain on divestitures	3		0.01	593		0.46
N&B financing activities - net	(39)		(0.04)	(93)		(0.10)
Income tax only	—		0.14	—		0.19

Total significant items	$(203)		$(0.09)	$(4,157)		$(5.35)

Conference Call

DuPont will announce its financial results for the fourth quarter and full year ended December 31, 2020, on February 9, 2021. The Company will host a live webcast of its conference call with investors to discuss its results and business outlook at 8:00 a.m. ET on February 9, 2021. The slide presentation that accompanies the conference call will be posted on the DuPont’s Investor Relations Events and Presentations page. A replay of the webcast also will be available on the DuPont’s Investor Relations Events and Presentations page following the live event.

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DuPont™, the DuPont Oval Logo, and all trademarks and service marks denoted with ™, SM or ® are owned by affiliates of DuPont de Nemours, Inc. unless otherwise noted.

1/26/2021

For further information contact:

DuPont Investors:

Leland Weaver

Leland.weaver@dupont.com

+1 302-999-2477

DuPont Media:

Dan Turner

Daniel.a.turner@dupont.com

+1 302-299-7628

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials, ingredients and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, health and wellness, food and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

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Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words.

Effective August 31, 2017, E. I. du Pont de Nemours (“EID”) and The Dow Chemical Company (“TDCC”) each merged with subsidiaries of DowDuPont Inc. (n/k/a “DuPont”) and, as a result, EID and TDCC became subsidiaries of the Company. On April 1, 2019, the Company completed the separation of the materials science business through the spin-off of Dow Inc., (“Dow”) including Dow’s subsidiary TDCC, (the “Dow Distribution”). On June 1, 2019, the Company completed the separation of the agriculture business through the spin-off of Corteva, Inc. (“Corteva”) including Corteva’s subsidiary EID, (the “Corteva Distribution and together with the Dow Distribution, the “DWDP Distributions”).

On December 15, 2019, DuPont and IFF announced they had entered definitive agreements to combine DuPont’s Nutrition & Biosciences business with IFF in a transaction that would result in IFF issuing shares to DuPont shareholders, pending customary closing conditions.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction with IFF; changes in relevant tax and other laws, (ii) failure to obtain anticipated tax treatment or any required financing or to satisfy any of the other conditions to the proposed transaction with IFF, (iii) the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies that could impact the value, timing or pursuit of the proposed transaction with IFF, (iv) risks and costs and pursuit and/or implementation of the separation of the N&B Business, including timing anticipated to complete the separation, any changes to the configuration of businesses included in the separation if implemented, (v) risks and costs related to the Dow Distribution and the Corteva Distribution including indemnification of certain legacy liabilities of EID in connection with the Corteva Distribution; potential liability arising from fraudulent conveyance and similar laws in connection with the Distributions; failure to effectively manage acquisitions, divestitures, alliances, joint ventures and other portfolio changes, including meeting conditions under the Letter Agreement entered in connection with the Corteva Distribution, related to the transfer of certain levels of assets and businesses; (vi) uncertainty as to the long-term value of DuPont common stock; (vii) potential inability or reduced access to the capital markets or increased cost of borrowings, including as a result of a credit rating downgrade (viii) risks and uncertainties related to the novel coronavirus (COVID-19) and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) on DuPont’s business, results of operations, access to sources of liquidity and financial condition which depend on highly uncertain and unpredictable future developments, including, but not limited to, the duration and spread of the COVID-19 outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions resume; (ix) risks and costs related to the performance under and impact of the cost sharing arrangement by and between DuPont, Corteva, EID and Chemours related to future eligible PFAS liabilities; and (x) other risks to DuPont’s business, operations and results of operations discussed in DuPont’s annual report on Form 10-K for the year ended December 31, 2019 and its subsequent reports on Form 10-Q, Form 10-K and Form 8-K. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Non-GAAP Financial Measures

This earnings release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company, including allocating resources. DuPont’s management believes these non-GAAP financial measures are useful to investors because they provide additional information related to the ongoing performance of DuPont to offer a more meaningful comparison related to future results of operations. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this release are defined below.

Adjusted earnings per common share from continuing operations - diluted (“Adjusted EPS”), is defined as earnings per common share from continuing operations - diluted, excluding the after-tax impact of significant items, after-tax impact of amortization expense associated with intangibles acquired as part of the DowDuPont Merger and the after-tax impact of non-operating pension / OPEB benefits / charges. Although amortization of EID intangibles acquired as part of the DowDuPont Merger is excluded from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in amortization of additional intangible assets.

Operating EBITDA is defined as earnings (i.e. income (loss) from continuing operations before income taxes) before interest, depreciation, amortization, non-operating pension / OPEB benefits / charges, and foreign exchange gains / losses, adjusted to exclude significant items.

Significant items are items that arise outside the ordinary course of the Company’s business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Management classifies as significant items certain costs and expenses associated with integration and separation activities related to transformational acquisitions and divestitures as they are considered unrelated to ongoing business performance.

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